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                               OFFER TO EXCHANGE
                             SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                            HARMON INDUSTRIES, INC.

                                      FOR
                             SHARES OF COMMON STOCK
                                       OF
                            GENERAL ELECTRIC COMPANY

                             HAVING A VALUE OF $30
                  (DETERMINED AS DESCRIBED IN THE PROSPECTUS)
                           PURSUANT TO THE PROSPECTUS
                              DATED JULY 25, 2000

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                 NEW YORK CITY TIME, ON MONDAY, AUGUST 21, 2000,
                          UNLESS THE OFFER IS EXTENDED.

                                                                   July 25, 2000

To Brokers, Dealers, Commercial Banks
Trust Companies And Other Nominees:

    Four Points Acquisition, Inc. ("Acquiror"), a Missouri corporation and a wholly owned subsidiary of General Electric Company ("GE"), has offered to exchange a fraction of a share of GE common stock, par value $0.06 per share (the "GE Common Shares"), having a value of $30 (determined as described in the Prospectus dated July 25, 2000 (the "Prospectus")), for each outstanding share of common stock, par value $0.25 per share (together with the associated rights to purchase common stock, the "Harmon Shares"), of Harmon Industries, Inc., a Missouri corporation ("Harmon"), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger dated as of July 16, 2000 (the "Merger Agreement") among GE, Acquiror and Harmon. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Missouri General and Business Corporation Law, Acquiror will be merged with and into Harmon (the "Merger"), with Harmon surviving the Merger as a wholly owned subsidiary of GE. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Harmon Shares registered in your name or in the name of your nominee.

    The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail.

    For your information and for forwarding to your clients for whom you hold Harmon Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. The Prospectus dated July 25, 2000.
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    2. The Letter of Transmittal, including a Certification of Taxpayer
Identification Number on Substitute Form W-9, for your use in accepting the Offer and tendering Harmon Shares. Facsimile copies of the Letter of Transmittal with manual signature(s) may be used to tender Harmon Shares.

    3. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing Harmon Shares are not immediately available or if such certificates and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus) or if the procedures for book-entry transfer cannot be completed, by the expiration date.

    4. A printed form of letter which may be sent to your clients for whose accounts you hold Harmon Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of any cash payment to such stockholder or other payee pursuant to the Offer.

    6. A return envelope addressed to the Exchange Agent for your use only.

    Your attention is invited to the following:

    1. The consideration per Harmon Share is a fraction of a GE Common Share having a value of $30 (determined as described in the Prospectus).

    2. The Offer is being made for all outstanding Harmon Shares.

    3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, August 21, 2000, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Harmon Shares which represent not less than two-thirds of the total issued and outstanding Harmon Shares on a fully diluted basis and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar statutes or regulations of foreign jurisdictions applicable to the Offer and the Merger. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon GE or Acquiror obtaining financing.

    5. The Harmon board of directors (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Harmon stockholders, (2) approved the Merger, the Offer and the Merger Agreement and
(3) recommends that the Harmon stockholders accept the Offer and tender their Harmon Shares pursuant thereto and approve and adopt the Merger Agreement.

    6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of any cash payment to such stockholder or other payee pursuant to the Offer.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Acquiror will accept for exchange Harmon Shares which are validly tendered prior to the expiration date and not theretofore properly withdrawn when, as and if Acquiror gives oral or written notice to the Exchange Agent of Acquiror's acceptance of such Harmon Shares for exchange pursuant to the Offer. Issuance of GE Common Shares pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such Harmon Shares, or timely confirmation of a book-entry

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transfer of such Harmon Shares into the Exchange Agent's account at The
Depository Trust Company, pursuant to the procedures described in "The Offer--Procedure for Tendering" of the Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

    Neither Acquiror nor any officer, director, stockholder, agent or other representative of Acquiror will pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Exchange Agent as described in the Prospectus) in connection with soliciting tenders of Harmon Shares pursuant to the Offer.

    Acquiror will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, AUGUST 21, 2000, UNLESS THE OFFER IS EXTENDED.

    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Harmon Shares, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered Harmon Shares should be delivered or such Harmon Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Prospectus.

    If holders of Harmon Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures specified in "The Offer--Procedure for Tendering" of the Prospectus.

    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the Information Agent at its address and telephone number set forth on the back cover of the Prospectus.

                                        Very truly yours,
                                        FOUR POINTS ACQUISITION, INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF GE, ACQUIROR, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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